Exhibit 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Deep Medicine Acquisition Corp. (the “Company”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

1. The Annual Report on Form 10-K of the Company for the year ended March 31, 2022 (the “Form 10-K”) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 24, 2022

/s/ Humphrey P. Polen
Humphrey P. Polen
Chief Executive Officer
(Principal Executive Officer)

Dated: June 24, 2022

/s/ Weixuan Luo
Weixuan Luo
Chief Financial Officer
(Principal Financial and Accounting Officer)